     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 15, 1997
                                                     REGISTRATION NO. 33-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  RACOTEK, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                               41-1636021
     (State or other jurisdiction of                (I.R.S. employer
     incorporation or organization)                identification no.)
                              --------------------
                            7301 OHMS LANE, SUITE 200
                          MINNEAPOLIS, MINNESOTA  55439
                                 (612) 832-9800
                    (Address of  principal executive offices)

                              --------------------
                           1993 EQUITY INCENTIVE PLAN
                            (Full title of the plans)

                    DAVID J. MAENKE, CHIEF FINANCIAL OFFICER
                            7301 OHMS LANE, SUITE 200
                          MINNEAPOLIS, MINNESOTA  55439
                                 (612) 832-9800
(Name, address and telephone number, including area code, of agent for service)

                              --------------------
                                   COPIES TO:
                               SUSAN A. DUNN, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                          PALO ALTO, CALIFORNIA  94306

                              --------------------


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                                                    PROPOSED
                                                AMOUNT       PROPOSED MAXIMUM       MAXIMUM           AMOUNT OF
                                                TO BE       OFFERING PRICE PER      AGGREGATE        REGISTRATION
   TITLE OF SECURITIES TO BE REGISTERED       REGISTERED         SHARE            OFFERING PRICE          FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01                1,000,000 (1)   $2.41 (2)            $2,406,250         $729
------------------------------------------------------------------------------------------------------------------

(1) Additional shares available for grant as of May 13, 1997 under the 1993 Equity Incentive Plan.

(2) Estimated as of September 9, 1997 pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices reported on the Nasdaq National Market on September 9, 1997.

     This Registration Statement, including exhibits, consists of 14 sequentially numbered pages. The Index to Exhibits appears on sequentially numbered page 9.

                                  RACOTEK, INC.
                       REGISTRATION STATEMENT ON FORM S-8
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended (the "Exchange Act").

          (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

          (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on October 26, 1993 with the Commission under Section 12(g) of the Exchange Act, and declared effective by the Commission on December 9, 1993, and any amendment or report subsequently filed for the purpose of updating such description, including the Registrant's Registration Statement on Form 8-A filed on September 14, 1994 with the Commission under Section 12(g) of the Exchange Act and declared effective by the SEC on September 27, 1994.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request to the fullest extent permitted by the Delaware General Corporation Law including those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant may, in its discretion, indemnify employees and agents where indemnification is not required by law; (iii) upon receipt of an undertaking by the indemnitee to repay all amounts advanced and if it is ultimately determined that such indemnitee is not entitled to indemnification, the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding; (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

          The Registrant's policy is to enter into indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and the Registrant's Bylaws, as well as certain procedural protections. In addition, the indemnification agreements provide that directors and executive officers will be indemnified to the fullest possible extent not prohibited by law against all expenses including attorneys' fees and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or executive officers of the Registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceeds specifically authorized by the Board of Directors or brought to enforce a right to indemnification under the indemnification agreement, the Registrant's Bylaws or any statute or law. Under the agreements, the Registrant is not obligated to indemnify the indemnified party (i) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement;
(ii) for any amounts paid in settlement of a proceeding unless the Registrant consents in advance to such settlement; and (iii) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

          The indemnification agreement requires a director or executive officer to reimburse the Registrant for all expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Registrant's Bylaws, the indemnification agreement or otherwise to be indemnified for such expenses. The indemnification agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, the Registrant's Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, Delaware law, or otherwise.

          The indemnification provision in the Registrant's Bylaws, and the indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the officers and directors for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

          The indemnification agreements require the Registrant to maintain director and officer liability insurance to the extent reasonably available. As authorized by the Registrant's Bylaws, the Registrant, with approval by the Board, has purchased director and officer liability insurance.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS

            4.01 Registrant's Third Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit
                    3.01 of the Registrant's Form 10-K filed with the Securities and Exchange Commission by Registrant for the year ended December 31, 1993, Commission File No. 0-22718).

            4.02 Registrant's Certificate of Designation (incorporated herein by reference to Exhibit 4.01 of the Registrant's Form 8-K filed with the Securities and Exchange Commission on September 15, 1994, Commission File No. 0-22718).

            4.03 Registrant's Bylaws, as amended (incorporated herein by reference to Exhibit 4.02 of the Registrant's Form 8-K filed with the Securities and Exchange Commission on September 15, 1994, Commission File No. 0-22718).

            4.04 Rights Agreement dated September 12, 1994 between the Registrant and Norwest Bank Minnesota, N.A. as Rights Agent, which includes as exhibits thereto the form of rights certificate and the summary of rights to purchase preferred stock (incorporated herein by reference to Exhibit 4.03 of the Registrant's Form 8-K filed with the Securities and Exchange Commission on September 15, 1994, Commission File No. 0-22718).

            4.05 Registrant's 1993 Equity Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.02 of Registrant's Form 10-K filed with the Securities and Exchange Commission by Registrant for the year ended December 31, 1996, Commission File No. 0-22718).

            5.01    Opinion of Fenwick & West LLP.

           23.01    Consent of Fenwick & West LLP (included in Exhibit 5.01).

           23.02 Consent of Coopers & Lybrand L.L.P., independent accountants.

           24.01    Power of Attorney (see page 7).

ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 9th day of September, 1997.

                              RACOTEK, INC.


                              By: Michael A. Fabiaschi
                                 ------------------------------
                                 Michael A. Fabiaschi,
                                 President and Chief Executive Officer

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Michael A. Fabiaschi and David J. Maenke, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                  Title                           Date
      ---------                  -----                           ----

PRINCIPAL EXECUTIVE OFFICER
  AND DIRECTOR:

Michael A. Fabiaschi
----------------------      President, Chief Executive        September 9, 1997
Michael A. Fabiaschi        Officer and a Director

PRINCIPAL FINANCIAL
  OFFICER AND PRINCIPAL
  ACCOUNTING OFFICER:

David J. Maenke
----------------------      Chief Financial Officer           September 9, 1997
David J. Maenke             and Corporate Secretary

      Signature                  Title                           Date
      ---------                  -----                           ----


ADDITIONAL DIRECTORS:


Yuval Almog
----------------------      Chairman of the Board of          September 9, 1997
Yuval Almog                 Directors


Joseph B. Costello
----------------------      Director                          September 11, 1997
Joseph B. Costello


Dixon R. Doll
----------------------      Director                          September 9, 1997
Dixon R. Doll


Donald L. Lucas
----------------------      Director                          September 9, 1997
Donald L. Lucas



----------------------      Director                          September __, 1997
James L. Osborn

                                  EXHIBIT INDEX


                                                                   Sequentially
Exhibit No.              Description                               Numbered Page
-----------              -----------                               -------------

    4.1 Registrant's Third Amended and Restated Certificate of Incorporation (incorporated herein by reference to the Exhibit 3.01 of the Registrant's Form 10-K filed with the Securities and Exchange Commission by Registrant for the year ended December 31, 1993, Commission File
            No. 0-22718).

    4.2 Registrant's Certificate of Designation (incorporated herein by reference to Exhibit 4.01 of the Registrant's Form 8-K filed with the Securities and Exchange
            Commission on September 15, 1994, Commission File
            No. 0-22718)

    4.03 Registrant's Bylaws, as amended (incorporated herein by reference to Exhibit 4.02 of the Registrant's Form 8-K filed with the Securities and Exchange Commission on September 15, 1994, Commission File No. 0-22718)

    4.04 Rights Agreement dated September 12, 1994 between the Registrant and Norwest Bank Minnesota, N.A. as Rights Agent (incorporated herein by reference to Exhibit 4.03 of the Registrant's Form 8-K filed with the Securities and Exchange Commission on September 15, 1994, Commission File No. 0-22718)

    4.05 Registrant's 1993 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.02 of the Registrant's Form 10-K filed with the Securities and Exchange Commission by Registrant for the year ended December 31, 1995, Commission File No. 0-22718)

    5.01    Opinion of Fenwick & West LLP . . . . . . . . . . . . . . . . . 11

   23.01    Consent of Fenwick & West LLP (included in Exhibit 5.01)

   23.02    Consent of Coopers & Lybrand L.L.P., independent
            accountants . . . . . . . . . . . . . . . . . . . . . . . . . . 14

   24.01    Power of Attorney (see page 7)